Exhibit 10.2

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FORM OF
LONG-TERM STOCK INCENTIVE PLAN
AWARD AGREEMENT (1)
(NON-EMPLOYEE DIRECTORS)

THIS AGREEMENT, entered into as of the 5th day of December 2002, between Semtech Corporation, a Delaware Corporation (the “Company”), and «Legal_Name» (the “Optionee”).

RECITALS

A. The Company has established the Company’s Long-Term Stock Incentive Plan (the “Plan”) in order to provide members of the Board of Directors (The “Board”) of the Company with an opportunity to acquire shares of the Company’s common stock (“Stock”).

B. The Plan Administrator has determined that it would be in the best interests of the Company and its stockholders to grant the option described in this Agreement to the Optionee as compensation for services to the Company for the period July 15, 2003 through July 15, 2008, and as an incentive for promoting efforts during such service.

NOW, THEREFORE, it is agreed as follows:

1. Definitions and Incorporation.    The terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein. The Optionee hereby acknowledges that he or she has received a copy of the Plan.

2. Grant of Option.    Pursuant to the Plan, the Company hereby grants to the Optionee as of the date hereof the option to purchase all or any part of an aggregate of 30,698 shares (1) of Stock (the “Option”), subject to adjustment in accordance with Section 3(d) of the Plan. The Option is not intended to qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended.

3. Option Price.    The price to be paid for Stock upon exercise of the Option or any part thereof shall be $13.03 per share (the “Exercise Price”).

4. Right to Exercise.    Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue as follows, with no portion of the right to exercise accruing on any other date (e.g. no pro-ration) except as specifically set forth in this Agreement or the Plan.

Date	Number of Shares (1)
July 15, 2004	6,140
July 15, 2005	6,140
July 15, 2006	6,140
July 15, 2007	6,139
July 15, 2008	6,139

The vesting scheduled for any year will not occur, and that portion of the Option will be forfeited, if the Optionee has not attended three of the four most recently scheduled Board meetings. Absence due to illness of the Optionee or illness or death of a member of Optionee’s family will be an exception and will not prevent vesting.

5. Early Termination of Service.    Notwithstanding any other provision of this Agreement, including Section 8, Section 9, or Section 10 hereof, no portion of the Option may be exercised for six months after the date of the award.

6. Securities Law Requirements.    No part of the Option shall be exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable requirement of Federal or State law has not been met.

7. Term of Option.    The Option shall terminate in any event on the earliest of (a) the December 4, 2012 at 11:59 PM, (b) the expiration of the period described in Section 8 below, or (c) the expiration of the period described in Section 9 below.

8. Exercise Following Cessation of Service.    If the Optionee’s service with the Company terminates for any reason, or no reason, whether voluntarily or involuntarily, with or without cause, other than death, disability or board retirement (as defined below), any portion of the Option granted hereunder held by such person which is not then exercisable shall terminate and any portion of the Option which is then exercisable may be exercised within ninety (90) consecutive days after the date of such cessation or until the expiration of the stated term of the Option, whichever period is shorter.

9. Exercise Following Death, Disability or Board Retirement.    Notwithstanding any provision in the Plan to the contrary, if the Optionee’s service with the Company ceases by reason of the Optionee’s death, disability or board retirement (as defined below), the right to exercise the Option shall immediately accrue only for that portion of the Option scheduled to vest during the next twelve months. The shares subject to the Option that are vested as of the date of the event and those which are accelerated as described above shall, subject to Section 5 above, be exercisable for three (3) years after the date of cessation or until the expiration of the stated term of the Option, whichever period is shorter.

For purposes hereof, “board retirement” means termination of an Optionee’s services as a member of the Board (a) after ten (10) years of service as a Director or, (b) after five (5) years of service as a Director if the Director is sixty-five (65) years of age at the time of termination.

If the Optionee dies or suffers a disability within the three-year period following board retirement, the vested portion of the Option shall remain fully exercisable for three (3) years after the death or disability or until the expiration of the stated term of the Option, whichever period is shorter. In case of death, the exercise may be made by the Optionee’s designated beneficiary or, if no such beneficiary has been designated, by the Optionee’s estate or by the person or persons who acquire the right to exercise it by bequest or inheritance provided that such person consents in writing to abide by and be subject to the terms of the Plan and this Agreement and such writing is delivered to the President or Chairman of the Company.

10. Exercise Following Change of Control.    Notwithstanding any other provision to the contrary contained herein, subject to the provisions of Section 3(d) of the Plan, in the event of a Change in Control (as defined below), any outstanding Options shall automatically become fully vested and exercisable as of the date of the Change in Control, whether or not then exercisable, without any further action on the part of the Board, the stockholders or any committee established by the Board to administer the Plan. For purposes hereof, a “Change in Control” shall mean (i) a merger or consolidation in which the stockholders of the Company immediately prior to such merger or consolidation do not hold, immediately after such merger or consolidation, more than 50% of the combined voting power of the surviving or acquiring entity (or parent corporation thereof), or (ii) the sale of substantially all of the assets of the Company or assets representing over 50% of the operating revenues of the Company, or (iii) any person shall become the beneficial owner of over 50% of the Company’s outstanding Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, or become a controlling person as defined in Rule 405 promulgated under the Securities Act.

11. Nontransferability.    The Option shall be exercisable during the Optionee’s lifetime only by the Optionee and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company’s option, shall cause all of the Optionee’s rights under this Agreement to terminate.

12. Effect of Exercise.    Upon exercise of all or any part of the Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

13. Exercise of Option.    The Option may be exercised by delivering to the Company (a) a written notice of exercise in substantially the form prescribed from time to time by the Plan Administrator and (b) full payment of the exercise price or each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Company, of such person’s right to exercise the Option. The purchase price shall be payable (a) in U.S. dollars in cash (by check), (b) by delivery of shares of stock registered in the name of the Optionee having a fair market value at the time of exercise equal to the amount of the purchase price, (c) any combination of the payment of cash and the delivery of stock, or (d) as otherwise approved by the Plan Administrator in its sole and absolute discretion.

14. Withholding Taxes.    The Company may require the Optionee to deliver payment of any withholding taxes (in addition to the purchase price) with respect to the difference between the purchase price and the fair market value of the Stock acquired upon exercise.

15. Issuance of Shares.    Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse as (a) joint tenants with right of survivorship, (b) community property, or (c) tenants in common without right of survivorship.

16. Rights as a Stockholder.    Neither the Optionee nor any other person entitled to exercise the Option shall have any rights as a stockholder of the Company with respect to the stock subject to the Option until a certificate for such shares has been issued to him or her upon exercise of the Option.

17. Notices.    Any notice to the Company contemplated by this Agreement shall be addressed to it in care of its President; and any notice to the Optionee shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing.

18. Interpretation.    The interpretation, construction, performance and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Plan Administrator, and the Plan Administrator’s determinations shall be conclusive and binding on all interested persons.

19. Choice of Law.    This Agreement shall be governed by and construed in accordance with the internal substantive laws (not the law of choice of laws) of the State of California.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

SEMTECH CORPORATION, a Delaware corporation

By:
Optionee		David G. Franz, Jr. Vice President—Finance & CFO

«Legal_Name»
(Please print Optionee’s name)

Optionee’s Spouse*

«Spouse_Name»
(Please print spouse’s name)

Optionee’s state of residence: «Residing_State»

*Include signature and name of Optionee’s spouse if Optionee is married.

(1)
The Option described in this Form of Award Agreement was granted by the Company on December 5, 2002 to each non-employee Director except the Vice Chairman of the Board. The Vice Chairman was granted an Option for 46,047 shares, vesting with respect to 9,209 shares on the 15th of July in 2004, 2005 and 2006 and with respect to 9,210 shares on the 15th of July in 2007 and 2008. The other terms and conditions of the award to the Vice Chairman are the same as those set forth in this Form of Award Agremeent. The individual award agreements for each non-employee Director are now being prepared for execution.

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